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                                                                    EXHIBIT (11)





                 COMPUTATIONS OF INCOME/(LOSS) PER COMMON SHARE

                      RUSSELL CORPORATION AND SUBSIDIARIES


(Note 11 to Consolidated Financial Statements from page 57 of the Annual Shareholders Report for the year ended December 29, 2001, is incorporated herein by reference)



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